Exhibit 28(a)(v)

ARTICLES SUPPLEMENTARY

TO

ARTICLES OF INCORPORATION

OF

LORD ABBETT SERIES FUND, INC.

LORD ABBETT SERIES FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value $.001 each (the “Shares”), having an aggregate par value of $1,000,000. As provided in the Articles of Incorporation of the Corporation, as amended (hereinafter called the “Articles”), the term “Class,” as used in these Articles Supplementary, shall mean a separate and distinct class of Shares provided for in the Articles or from time to time created by the Board of Directors of the Corporation pursuant to Articles Supplementary, and the term “Series,” as used in these Articles Supplementary, shall mean a series of Shares to which any two or more Classes are allocated by the Board of Directors. The Shares presently constitute nine Classes, with two of the Classes allocated to one Series. The existing Classes are designated as the All Value Portfolio, consisting of 50,000,000 Shares; America’s Value Portfolio, consisting of 50,000,000 Shares; Bond-Debenture Portfolio, consisting of 50,000,000 Shares; Growth Opportunities Portfolio, consisting of 50,000,000 Shares; International Portfolio, consisting of 50,000,000 Shares; Large-Cap Core Portfolio, consisting of 50,000,000 Shares; Mid-Cap Value Portfolio, consisting of 200,000,000 Shares; Variable Contract Class, consisting of 200,000,000 Shares; and Pension Class, consisting of 50,000,000 Shares. The existing Series has been designated Growth and Income Portfolio, to which Variable Contract Class and Pension Class have been allocated.

SECOND: In accordance with § 2-105(c) of Title 2 of the Corporations and Associations Law of the State of Maryland, the total number of shares of capital stock which the Corporation shall have authority to issue is hereby increased by the Board of Directors to 1,100,000,000, of the par value $.001 each, having an aggregate par value of $1,100,000.

THIRD: Pursuant to the power and authority of the Board of Directors to classify and reclassify unissued Shares from time to time, pursuant to the authority granted by the Section 1 of Article V of the Articles, the Board of Directors hereby classifies the 250,000,000 previously authorized but unclassified and unissued Shares and the 100,000,000 newly authorized but unclassified and unissued shares as follows: (i) 50,000,000 Shares as a new Class designated the “Developing Growth Portfolio”; (ii) 50,000,000 Shares as a new Class designated the “International Core Equity Portfolio”; (iii) 50,000,000 Shares as a new Class designated the “Total Return Portfolio”; (iv) 50,000,000 Shares as a new Class designated the “Value Opportunities Portfolio”; and (v) 150,000,000 Shares as shares of the existing Class designated the Bond-Debenture Portfolio.

FOURTH: Subject to the power and authority of the Board of Directors to classify and reclassify unissued shares, all Shares hereby classified as specified in Article Third above shall be invested in the same investment portfolio of the Corporation as the other Shares of their respective Classes and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

FIFTH: Following the increase in authorized shares as specified in Article Second above and the classification of authorized but unclassified and unissued shares as specified in Article Third above, the Corporation has authority to issue 1,100,000,000 shares of capital stock, of the par value of $.001 each, having an aggregate par value of $1,100,000. The Shares constitute thirteen Classes, with two of the Classes allocated to one Series. The authorized shares of the Corporation are classified and designated as All Value Portfolio, consisting of 50,000,000 Shares; America’s Value Portfolio, consisting of 50,000,000 Shares; Bond-Debenture Portfolio, consisting of 200,000,000 Shares; Developing Growth Portfolio, consisting of 50,000,000 Shares; Growth Opportunities Portfolio, consisting of 50,000,000 Shares; International Core Equity Portfolio, consisting of 50,000,000 Shares; International Portfolio, consisting of 50,000,000 Shares; Large-Cap Core Portfolio, consisting of 50,000,000 Shares; Mid-Cap Value Portfolio, consisting of 200,000,000 Shares; Total Return Portfolio, consisting of 50,000,000 Shares; Value Opportunities Portfolio, consisting of 50,000,000 Shares; Variable Contract Class, consisting of 200,000,000 Shares; and Pension Class, consisting of 50,000,000 Shares. The existing Series has been designated Growth and Income Portfolio, to which Variable Contract Class and Pension Class have been allocated.

SIXTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with § 2-105(c) of Title 2 of the Corporations and Associations Law of the State of Maryland. The shares of stock of the Corporation hereby classified or reclassified as specified in Article Third above have been duly classified by the Board of Directors under the authority contained in the Articles.

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IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on January 28, 2010.

LORD ABBETT SERIES FUND, INC.
By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:
/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

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